Exhibit 10.1

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of the date of Landlord’s signature below (the “Amendment Effective Date”), by and between Red Pierce, LLC, an Ohio limited liability company (“Landlord”), and Solid Power Operating, Inc., a Colorado corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant, formerly known as Solid Power, Inc., entered into a “Lease Agreement” dated November 29, 2016, as amended by “Amendment to Lease” dated December 5, 2017, and “Second Amendment to Lease” dated December 1, 2022 (collectively, the “Lease"), wherein Landlord leases to Tenant the Premises (as defined in the Lease) commonly known as Suite D, which is 9,645 rentable square feet, and Suite E, which is 19,195 rentable square feet, for a total of 28,840 rentable square feet (the “Existing Premises”) of 486 S. Pierce Avenue, Louisville, Colorado 80027; and

WHEREAS, Landlord and Tenant desire to modify the terms of the Lease pursuant to the terms of this Amendment.

NOW, THEREFORE, for good, valuable, and sufficient consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that such Lease shall be and is hereby amended and modified as follows.

1.	DEFINED TERMS: Any capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them under the Lease, unless the context herein otherwise expressly requires.

2.	ADDITION OF SUITE C; OPTION TO EXTEND: Upon the earlier of January 1, 2025 or upon Landlord’s substantial completion of construction a demising wall between Suite B and Suite C (the “Expansion Commencement Date”), the Existing Premises will be expanded to add what is stipulated to be 9,600 rentable square feet in the portion of the Building commonly referred to as “Suite C” (the “Expansion Space”) for a total of 38,440 rentable square feet (the Existing Premises and the Expansion Space, together, the “Premises”). Attached hereto as Schedule 1 is an illustration of Suite C, such schedule being incorporated herein by reference. For the avoidance of doubt, the Option to Extend in the Lease (Exhibit E), as applicable, shall apply to Suites C, D, and E together (and no suite without the other two suites). Tenant acknowledges and agrees that Tenant has no right or option to extend or renew the Term of the Lease, except the Option to Extend in the Lease (Exhibit E), as modified hereby.

3.	Tenant’s Share: With the addition of Suite C, the Premises shall constitute 38,440 square feet, and Tenant’s Share shall thus be increased, as of the Expansion Commencement Date, to 61.68%.

4.	EXTENSION OF TERM; EXPIRATION DATE: As of the Expansion Commencement Date, the Term, which currently expires 11:59 pm on September 6, 2029, shall be extended to expire on, and thus have an Expiration Date of, 11:59PM MST on December 31, 2029 (the period from the Expansion Commencement Date through such extended Expiration Date, the “Extension Term”).

5.	BASE RENT: Prior to the Expansion Commencement Date, the Base Rent for the Existing Premises shall remain controlled by the terms of the Lease without giving effect to the terms of this Amendment. As of the Expansion Commencement Date, Base Rent for the Extension Term shall be due and payable by Tenant in amounts per the below Base Rent schedule:

		Existing Premises		Expansion Premises		Total Premises
		28,840 SF - Suites D&E		9,600 SF - Suite C		38,440 - Suites C/D/E
Start	End	Base Rent	Base Rent	Base Rent	Base Rent	Base Rent	Base Rent
Date	Date	($/Month)	($/Sf/YR)	($/Month)	($/Sf/YR)	($/Month)	($/Sf/YR)
1/1/2025	9/6/2025	$35,521.27	$14.78	$12,400.00	$15.50	$47,921.27	$14.96
9/7/2025	9/6/2026	$36,771.00	$15.30	$12,834.00	$16.04	$49,605.00	$15.49
9/7/2026	9/6/2027	$38,044.77	$15.83	$13,283.19	$16.60	$51,327.96	$16.02
9/7/2027	9/6/2028	$39,390.63	$16.39	$13,748.10	$17.19	$53,138.73	$16.59
9/7/2028	9/30/2029	$40,760.53	$16.96	$14,229.29	$17.79	$54,989.82	$17.17
10/1/2029	12/31/2029	$44,243.29	$18.41	$14,727.31	$18.41	$58,970.60	$18.41

For the avoidance of any doubt, if the Expansion Commencement Date occurs prior to January 1, 2025 and the first lease month as of the Expansion Commencement Date is less than 30 days, the Base Rent for such period shall in effect be added to the Base Rent schedule above and be calculated (i) using the amounts for the period from 1/1/2025 to 9/6/2025 in the schedule above and (ii) on a per day basis, with such Base Rent existing immediately before the Expansion Commencement Date being applied to each day of such lease month prior to the Expansion Commencement Date.

6.	SECURITY DEPOSIT: Simultaneously, with the execution hereof, Tenant shall deliver an additional Security Deposit in the amount of $33,026.77 to be added to the existing Security Deposit of $44,352.00, for a total Security Deposit of $77,358.77 for the Premises to be held by the Landlord in accordance with the Lease. For the avoidance of any doubt, the term “Security Deposit” in the Lease is amended to mean $77,358.77.

7.	CONDITION OF PREMISES: Landlord will deliver the Expansion Space to Tenant in “as is, where is” condition, provided that the HVAC, plumbing, doors, and electrical systems serving the Expansion Space will be in good working condition. Landlord will construct a demising wall between Suite B and Suite C at Landlord’s sole cost and expense prior to the Expansion Commencement Date. Promptly following completion of these obligations, Tenant shall enter into an estoppel certificate in the form of Exhibit A evidencing completion thereof (the “Expansion Estoppel”).

8.	TENANT IMPROVEMENT ALLOWANCE: Tenant acknowledges and agrees that Tenant has no right to any tenant allowance, except as expressly provided herein. Landlord shall provide Tenant with an allowance equal to $2.00 per rentable square foot of Suite C totaling $19,200 (“Suite C TI Allowance”) to be used exclusively for costs of building improvements to be constructed or installed in the Premises in accordance with the terms of the Lease. The Suite C TI Allowance shall be available to Tenant as of the date of the Expansion Estoppel and through November 30, 2025. Any unused Suite C TI Allowance after November 30, 2025, will be considered forfeited and Landlord shall have no further obligation to provide any or all of the Suite C TI Allowance remaining as of such time. Any improvement costs in excess of the Suite C TI Allowance will be the sole cost and expense of Tenant. As of the Expansion Commencement Date, Tenant agrees to bid any improvements or alterations initiated by Tenant in excess of the Suite C TI Allowance, for the remainder of the Term, to Sprink Construction (but is not required to use Sprink Construction). If Tenant elects not to utilize Sprink Construction for improvements or alterations, Tenant shall notify Landlord and pay to Landlord a construction oversight fee, if any, based on Tenant’s estimated project investment in accordance with the construction oversight fee structure shown below prior to commencement of Tenant’s Work. For the avoidance of doubt, other requirements or obligations of Tenant related to alterations or improvements pursuant to the terms of the Lease, such as Tenant notice and Landlord approval requirements, as applicable, shall be unaffected by the terms of this Amendment.

Estimated Project Investment	Oversight Fee (% of Estimated Project Investment)
$1.00 - $250,000.00	0%
250,000.00 - $2,500,000.00	3%
2,500,000.00 - $10,000,000.00	2.5%

*For the avoidance of doubt, the construction oversight fee for any cost of improvements or alterations in excess of $10,000,000.00 shall be subject to reasonable negotiation between the parties.

9.	RESTORATION AGREEMENT: As of the Expansion Commencement Date the Restoration Agreement shall apply to the entire Premises, including the Expansion Space.

10.	OTHER TERMS REMAIN UNCHANGED; DEFINED TERMS: All remaining terms and conditions of the Lease will remain in full force and effect, except as modified by this Amendment. Further all remaining terms and conditions of the Restoration Agreement will remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Lease.

11.	BINDING ON SUCCESSORS AND ASSIGNS: All the covenants and agreements of the parties herein above contained shall apply to and bind the parties, their agents, successors, and assigns.

12.	LENDER APPROVAL: Notwithstanding anything to the contrary, Tenant acknowledges and agrees that this Amendment is contingent upon the approval of its terms by Minnesota Life Insurance Company, as a “Lender.” Landlord agrees to promptly request such approval and to promptly inform Tenant in writing if Lender fails to consent.

13.	BROKER: Each party hereby indemnifies the other against and holds it harmless from any and all liabilities (including, without limitation, reasonable attorneys’ fees and disbursements paid or incurred in connection with any such liabilities) for any brokerage commissions or finders’ fees in connection with this Amendment or the transactions contemplated hereby with respect to any broker retained or allegedly retained by such party.

14.	COUNTERPARTS; ELECTRONIC MEANS: This Amendment may be executed in multiple counterparts, each of which shall be deemed an original agreement and both of which shall constitute one and the same agreement. The counterparts of this Amendment may be executed and delivered by facsimile or other electronic signature (including portable document format) by either of the parties and the receiving party may rely on the receipt of such document so executed and delivered electronically or by facsimile as if the original had been received.

[Signature Page(s) Follow]

[Remainder of Page Intentionally Blank]

This Amendment is entered into by and between the following parties as of the Amendment Effective Date.

LANDLORD:
Red Pierce, LLC
an Ohio limited liability company

By: JAC Real Estate Equities, LLC
Its: Manager

By:	/s/ Tyler Brochstein
Name:	Tyler Brochstein
Its:	General Counsel

Date:	8/20/2024

TENANT:
Solid Power Operating, Inc.
a Colorado corporation

By:	/s/ James Liebscher
Name:	James Liebscher
Its:	Chief Legal Officer

Signature Page(s) to Third Amendment to Lease

Exhibit A – Occupancy Estoppel Certificate

THIS OCCUPANCY ESTOPPEL CERTIFICATE (this “Certificate”) is made upon this ____ day of _________________, _____ by Solid Power Operating, Inc., a Colorado corporation (the “Tenant”), formerly known as Solid Power, Inc., with respect to and forming a part of that certain Lease Agreement (the “Lease”) dated November 29, 2016, as amended by “Amendment to Lease” dated December 5, 2017, “Second Amendment to Lease” dated December 1, 2022, and “Third Amendment to Lease” dated ________, 2024, between Red Pierce, LLC, an Ohio limited liability company (the “Landlord”) and Tenant for the property and building located at 486 S. Pierce Avenue, Suites C, D & E , Louisville, Colorado (the “Premises”).

In consideration of the mutual covenants and agreements stated in the Lease, and intending that this Certificate may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary, or ground lessor of all or a portion of the Premises, Tenant certifies as follows:

1.            Except for those terms expressly defined in this Certificate, all initially capitalized terms will have the meanings stated for such terms in the Lease.

2.            The Expansion Commencement Date occurred on _______________________, and the Expiration Date is December 31, 2029.

3.            Attached hereto is an accurate schedule of Base Rent for the Extension Term.

4.            Tenant has accepted the Expansion Space, and all leasehold improvements and other work, if any, required to be performed by Landlord under the Lease have been satisfactorily completed and the Expansion Space was delivered with the HVAC, plumbing, doors, and electrical systems serving the Expansion Space in good working condition, except as specified below (none, if left blank): __________________________________________________________________.

5.            Tenant has no existing offset, credit, or defense to the payment of any Rent.

6.            [Statement about status of Suite C TI Allowance].

IN WITNESS WHEREOF, Tenant has executed this Certificate as of the day and year first written above.

TENANT:
Solid Power Operating, Inc.
a Colorado corporation

By:
Name:
Title:

Schedule 1 – Suite C